Exhibit 10.4

Supply Agreement

Contract No: XJS-HX 201609001

Signing place: Xinghua Village

Party A: Shanxi Xinjin Merchants Winery Group Co., Ltd..

Address:

Telephone:

Fax:

Party B: Fenyang Huaxin Wine Industry Development Co. Ltd..

Address:

Telephone:

Fax:

According to the relevant provisions of the “Contract Law of the People’s Republic of China”, the two parties reached the following agreement through equal consultation. In the process of implementing the agreement, the two parties should strictly abide by each other. If there is a breach of contract, they should compensate the other party for the resulting economic losses.

1, The duration of the contract:

1 This Contract shall be signed from September 5, 2016 to September 4, 2017.

2 After the expiration of the contract, a new distribution condition shall be determined, and Party B shall have priority under the same conditions.

2, Distribution of products and regions:

Party A authorizes Party B to distribute Party A liquor products.

Party A grants Party B the sales area to the whole country.

3 Product prices:

1, the price is executed according to the National uniform price.

2, Party B shall strictly execute the sales price system of the products stipulated in the contract and shall not sell at or above the price stipulated in the contract. Otherwise, Party A will not honor the sales award.

3, Party A reserves the right to adjust the price of the product in a unified manner and shall notify Party B 15 days in advance of the price adjustment.

4 Settlement Methods

1, confirmed by the financial Department of Party A, after Party B’s payment to the account, Party A organizes the delivery.

2, If Party A changes the account number, the written notice after the signature of Party A’s Finance Department shall prevail.

3, Party B shall not hand over or lend the purchase money(or the loan) to Party A’s business personnel or to other accounts without written notice of the signature of the Finance Department of Party A.

5 Guarantee of cooperation

When Party A and Party B sign the contract, Party B will pay Party A a security deposit of Nil, otherwise Party B will automatically abandon the contract. The interest on the contract bond is calculated at the current deposit rate of the bank for the same period.

6 Requirements for market operations:

1, Party B shall establish a complete sales network in the region to ensure that Party A’s products are distributed in the distribution area at the end of the distribution area to achieve: Nil supermarket, Home, Hotel Home, Restaurant Home, and the product entering all terminal outlets. The coverage rate should reach Nil % in the first month. After the second month, it will remain above Nil %, and the monthly construction of the pile head and end shelf should be kept at more than Nil % of the total number of commercial excess, which shall be confirmed by Party A.

2, Party B must complete the sales target of RMB 2 million during the distribution period(calculated according to the actual amount returned).

3, Party B guarantees that the products specified in the contract will be sold in a limited area. If the sales area is in a restricted area, Party A will require Party B to pay Party A’s Nil penalty according to the quantity, or Party A shall have the right to revoke the qualifications of the distributor.

4, Party B shall do a good job in after-sales service and actively maintain the brand image.

5. Party B shall not distribute counterfeit products or similar products similar to Party A’s product name, packaging and style. Otherwise, Party A shall terminate the cooperation with Party B if Party B defaults.

7 Responsibility of Party A:

1, Party A shall supervise and put an end to the phenomenon of pilferage in order to ensure Party B’s legitimate rights and interests in the sales area.

2, Party B shall put forward plans for advertising media, publicity products, promotional products, and promotional activities that occur during the sale of Party A’s products. Party B may arrange for the implementation after Party A has reviewed and approved the plans.

3, Party A shall assist Party B to make good sales, sales and after-sales service.

4, To ensure the supply of the goods Party B needs, to be responsible for the management and guidance of the market: to provide television, soft articles and other media materials and terminal training.

5, timely fulfillment of the contractual policy support.

6, Responsible for shipping the products to Party B’s market. The freight charges shall be borne by Party A.

8 Product Inspection Agreement:

On the day when Party A arrives at Party B’s market to check and verify the varieties, specifications, and quantities, Party B shall sign and affix the official seal on behalf of Party B, and the acceptance of the products will take effect. If there is a shortage or damage to the delivered products, promotional items, promotional items, etc., Party B shall indicate on the shipping bill. Otherwise, Party B shall be responsible for all losses incurred.

9 Agreement on product regulation:

Party B shall bear the cost of shipping losses and loss of internal and external packaging materials. Party B shall ensure that all the products exchanged by Party B shall be free of unopened, dirty or damaged packaging and shall not affect secondary sales. Or they won’t be replaced.

10 Before the cooperation between the two sides, it is specifically agreed that:

1, Party B shall strictly observe the relevant policies, decrees, and regulations of the State on industry and commerce, taxation, etc. for commercial activities. If there is any violation, it is a personal act of Party B and it has nothing to do with Party A. Therefore, all the consequences derived from it shall be Party B’s responsibility.

2, Party B shall report to Party A the monthly inventory, sales, plans and market information for the next period of the goods to be ordered.

3, Party B shall keep a complete, accurate and true list of terminal details.

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11 Procedures for termination of contract:

1, Party A shall have the right to terminate the contract unilaterally if Party B fails to fulfill one of the terms of the contract.

2, If the two parties cancel the contract, Party B’s market is still intact and has sales value. Party A will recover the product at the price of Nil % of the purchase price of Party B. Party A will provide information related to Party A and provided by Party A. Party B shall return Party A unconditionally.

3, Party A will return the deposit to Party B after the termination of the contract.

13 The matters not covered by this contract shall be supplemented by agreement between the two parties. If the dispute is settled through consultation between the two parties, the court of the place where Party A is located shall decide.

14. Other:

Annex: Product Catalogue and Price List

Party A:	Party B:
Representative: Houzhihong	representative: Yu Shanping
Signing time: September 5, 2016	Signing time: September 5, 2016

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